SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 30, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.  Results of Operations and Financial Condition

On April 30, 2007, deCODE genetics, Inc. (deCODE) issued a press release (the “Release”) containing financial information regarding its results of operations and financial condition for the quarter ended March 31, 2007.  Exhibit 99.1 hereto, which is being furnished and not filed herewith, contains the text of the Release.

Item 7.01  Regulation FD Disclosure

On May 1, 2007, deCODE genetics, Inc. issued the following press release:

deCODE Announces Positive Topline Results for Phase I Study of DG051 for the Prevention of Heart Attack

Reykjavik, ICELAND, May 1, 2007 — deCODE genetics (Nasdaq:DCGN) today announced positive top-line results from its Phase I multiple dose clinical trial of DG051, which the company is developing for the prevention of heart attack. In the study, a randomized, double-blind, multi-dose, ascending dose, placebo-controlled clinical trial, a total of 40 healthy subjects were exposed to DG051 at doses up to 320mg per day for seven days. Building upon the positive results seen in the Phase I single dose study completed at the end of last year, key results were:

Safety and tolerability: DG051 was well tolerated at all dose levels tested, with no serious adverse events reported.

Dose-dependent reduction of leukotriene B4 (LTB4): DG051 was shown to reduce LTB4 production in a dose-dependent manner, with a peak reduction of more than 70% versus baseline after 7 days of treatment.

Pharmacokinetic profile: DG051 was found to have good bioavailability, with low variability between subjects. With a terminal half-life of approximately 9 hours and measurable concentrations at 24 hours after dosing, DG051 has a pharmacokinetic profile suitable for once-a-day dosing.

“The results of our Phase I trials show DG051 to be well tolerated and to provide a potent means of reining in the activity of the pathway our research has shown to modulate risk of heart attack. This latest study also provides us with pharmacodynamic data suggesting that we may be able to achieve a high steady-state reduction in LTB4 production with a dose in the middle of the range we have tested, and we look forward to entering DG051 into Phase II trials later this year,” said Kari Stefansson, CEO of deCODE.

About DG051

DG051 is a first-in-class, small-molecule inhibitor of leukotriene A4 hydrolase (LTA4H) discovered by deCODE’s chemistry unit and being developed for the prevention of heart attack. LTA4H is encoded by one of the genes in the leukotriene pathway deCODE has linked to increased risk of heart attack. The at-risk versions of these genes confer increased risk of heart attack by increasing the production of the pro-inflammatory molecule leukotriene B4 (LTB4). DG051 is designed to decrease risk of heart attack by decreasing the production of LTB4.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a global leader in applying human genetics to develop drugs and diagnostics for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com, and on our diagnostics site at www.decodediagnostics.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * *

Item 8.01  Other Events

On May 1, 2007, deCODE genetics, Inc. announced that the top-line results from the Phase I multiple dose clinical trial of its developmental compound DG051 show it to be safe and well-tolerated in the doses tested; to have a pharmacokinetic profile that supports its suitability for once-a-day dosing; and to lower in a dose-dependent manner, levels of leukotriene B4, the pro-inflammatory biomarker that deCODE believes confers the increased risk of heart attack through this pathway

* * * *

On May 2, 2007, deCODE genetics, Inc. filed a motion for leave to file its Third Amended Complaint in the lawsuit titled “deCODE genetics, Inc. v. Hákonarson et al.,” Civil Action No. 06-CV-3461, pending in the U.S. District Court for the Eastern District of Pennsylvania located in Philadelphia.

The Third Amended Complaint alleges that the defendants established “a commercial competitor to deCODE to study both pediatric and adult diseases, under the guise of CHOP’s non-profit pediatric reputation.”

The Third Amended Complaint alleges claims against existing defendant Children’s Hospital of Philadelphia (“CHOP”).  In August, 2006 CHOP requested to intervene as a defendant in the lawsuit.  In December, 2006 CHOP filed counterclaims against deCODE.  The Third Amended Complaint also alleges claims against new defendant Dr. Philip R. Johnson, CHOP’s Chief Scientific Officer.

The Third Amended Complaint includes all of the claims previously alleged in the Second Amended Complaint, and alleges the following new claims:

•                  Against CHOP for (i) fraud; (ii) fraudulent concealment; (iii) negligent misrepresentation and concealment; (iv) intentional evidence spoliation; (v) negligent evidence spoliation; (vi) aiding and abetting breach of fiduciary duty; (vii) violation of the Computer Fraud & Abuse Act; (viii) misappropriation of trade secrets and/or business secrets; (ix) tortious interference with prospective advantage; (x) tortious interference with contract; (xi) conspiracy; and (xii) constructive trust;

•                  Against Dr. Johnson for (i) fraudulent concealment; (ii) negligent misrepresentation and concealment; (iii) negligent evidence spoliation; (iv) aiding and abetting breach of fiduciary duty; (v) misappropriation of trade secrets and/or business secrets; (vi) tortious interference with prospective advantage; (vii) tortious interference with contract; (viii) conspiracy; and (ix) constructive trust;

•                  Against Dr. Hákon Hákonarson for (i) fraud; (ii) fraudulent concealment; (iii) negligent misrepresentation and concealment; (iv) intentional evidence spoliation; (v) negligent evidence spoliation; and (vi) constructive trust; and

•                  Against Dr. Struan Grant, Mr. Robert Skraban, and Mr. Jonathan Bradfield for (i) fraudulent concealment; (ii) intentional evidence spoliation; (iii) negligent evidence spoliation; and (iv) constructive trust.

In addition, the Third Amended Complaint includes all of the prayers for relief contained in the Second Amended Complaint, and adds new prayers for relief against CHOP, Dr. Johnson, Dr. Hákonarson, Dr. Grant, Mr. Skraban, and Mr. Bradfield for (i) a preliminary and permanent injunction requiring all defendants to return to deCODE any deCODE information in their possession or the whereabouts of which is known to defendants, whether in paper, electronic or other form; (ii) imposition of a constructive trust in favor of deCODE with respect to any monies or other tangible or intangible property generated by activities of Dr. Hákonarson, Dr. Grant, Mr. Skraban, Mr. Bradfield and Dr. Johnson, and any activities of CHOP related to the Center for Applied Genomics; (iii) an order instructing that adverse inferences be drawn against all defendants as to liability and damages based on defendants’ destruction of evidence; and (iv) monetary damages in excess of tens of millions of dollars.

* * * *

Item  9.01.   Financial Statements and Exhibits

(c)            Exhibits

99.1     Press Release issued April 30, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: May 2, 2007